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                                                                                                  Exhibit 99.4

                                   APPENDIX A
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT
                                      WITH
                        DRESDNER RCM GLOBAL INVESTORS LLC



FUND NAME                                      NET ASSETS                                    ANNUAL ADVISORY FEE
---------                                      ----------                                    -------------------
Large-Cap Growth Fund                          $0-$100,000,000                                    .35 of 1%
                                               $100,000,001-$250,000,000                          .25 of 1%
                                               Over $250,000,001                                  .20 of 1%




























Revised 10/01/2003

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